Exhibit 99.1

SandRidge Energy, Inc. Announces Pricing of $1.1 Billion Senior Notes Offering - $825 Million of 7.5% Senior Notes due 2023 and $275 Million of 7.5% Senior Notes due 2021

OKLAHOMA CITY, Aug. 6, 2012 /PRNewswire/ — SandRidge Energy, Inc. (NYSE: SD) (the “Company”) today announced the pricing of its private placement of an aggregate of $1.1 billion of Senior Notes, comprised of $825 million of 7.5% Senior Notes due 2023 (the “2023 Notes”) and $275 million of 7.5% Senior Notes Due 2021 (the “2021 Notes”). The 2023 Notes were priced at 99.5% of par, resulting in a yield to maturity of 7.57%, and the 2021 Notes were priced at 101.625% of par (plus accrued interest from March 15, 2012), resulting in a yield to maturity of 7.24%. The offering of the notes is expected to settle on August 20, 2012. Net proceeds from the offering will be used to fund the Company’s pending tender offer for up to $350 million in aggregate principal amount of its Senior Floating Rate Notes due 2014 (the “2014 Notes”), including payment of the accrued, unpaid interest on such notes in connection with the tender offer. To the extent that less than all of the outstanding 2014 Notes are tendered, or in the event our tender offer is not consummated, we intend to use the net proceeds from this offering to redeem or repurchase any or all of the 2014 Notes remaining outstanding, although we have no legal obligation to do so and the selection of any particular redemption date is in our discretion. Any remaining net proceeds will be used for general corporate purposes, including funding our capital expenditure program. The closing of the offering is subject to customary closing conditions.

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The notes have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The company plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

This press release is being issued pursuant to Rule 135c under the Securities Act of 1933, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements are based on assumptions and beliefs that we believe to be reasonable; however, assumed facts almost always vary from actual results and the differences between assumed facts and actual results can be material depending upon the circumstances. Our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany those statements. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515